Exhibit 99.1

NEWS

MSC REPORTS FISCAL 2017 THIRD QUARTER RESULTS

FISCAL Q3 2017 HIGHLIGHTS

•	Net sales of $743.9 million, an increase of 2.3% year-over-year (3.8% increase on an ADS basis)
•	Gross margin of 44.3%, a 70 basis point decline year-over-year
•	Operating income of $101.8 million, a decrease of 3.8% year-over-year
•	Operating margin of 13.7%, an 80 basis point decrease year-over-year
•	Diluted EPS of $1.09, versus the prior year of $1.05

MELVILLE, NY and DAVIDSON, NC, July 12, 2017 - MSC INDUSTRIAL SUPPLY CO. (NYSE: MSM),  "MSC" or the "Company," a premier distributor of Metalworking and Maintenance, Repair and Operations ("MRO") products and services to industrial customers throughout North America,  today reported financial results for its fiscal 2017 third quarter ended June 3, 2017.

Financial Highlights[1]	FY17 Q3		FY16 Q3		Change	FY17 YTD		FY16 YTD		Change
Net Sales	$743.9		$727.5		2.3%	$2,134.0		$2,118.4		0.7%
Operating Income	101.8		105.8		(3.8%)	279.0		276.7		0.8%
% of Net Sales	13.7%		14.5%			13.1%		13.1%
Net Income	62.8		64.8		(3.1%)	170.7		169.4		0.8%
Diluted EPS	$1.09	.[2]	$1.05	.[3]	3.8%	2.98	2	2.75	3	8.4%

1In millions unless noted. 2Based on 57.3 million and 57.0 million diluted shares outstanding for FY17 Q3 and FY17 YTD, respectively.  3 Based on 61.4 million diluted shares outstanding for both FY16 Q3 and FY16 YTD.

Erik Gershwind, president and chief executive officer, said, "The environment improved through the quarter as the manufacturing economy continued to firm with improving sales growth across all of our customer types, with particular strength in National Accounts. This momentum sustained into June, the first month of our fiscal fourth quarter. Customer feedback was consistent with a trend of steady and moderate improvement."

Rustom Jilla, executive vice president and chief financial officer, added, "Our fiscal third quarter average daily sales increased by 3.8 percent, slightly above the midpoint of our guidance. Most of this growth came from customer types and products with lower gross margins and, hence, our gross profit was slightly below our expectations. However, offsetting this was our continued focus on expense control, resulting in operating margins 20 basis points ahead of the midpoint of our guidance and earnings per share at the high end."

Gershwind concluded, "As the manufacturing economy recovers and sales growth rates improve, the expense leverage latent in the business is beginning to demonstrate itself. Looking forward, if this momentum continues, our leverage only grows. Importantly, should price inflation return or core customer growth improve, our earnings growth should accelerate and operating margins expand. However, even if pricing does not return and mix headwinds persist, we are still well-positioned to grow earnings."

Outlook

Based on current market conditions, the Company expects net sales for the fourth quarter of fiscal 2017 to be between $732 million and $746 million. At the midpoint, average daily sales are expected to increase roughly 7 percent compared to last year’s fourth quarter. The Company expects diluted earnings per share for the fourth quarter of fiscal 2017 to be between $0.97 and $1.01.

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MSC INDUSTRIAL SUPPLY CO. REPORTS FISCAL 2017 THIRD QUARTER RESULTS

Conference Call Information

MSC will host a conference call today at 8:30 a.m. EST to review the Company’s fiscal 2017 third quarter results. The call, accompanying slides, and other operational statistics may be accessed at: http://investor.mscdirect.com. The conference call may also be accessed at 1-877-443-5575 (U.S.), 1-855-669-9657 (Canada) or 1-412-902-6618 (international).

An online archive of the broadcast will be available until July 19, 2017.

The Company’s reporting date for fiscal 2017 fourth quarter and full year results is scheduled for October 31, 2017.

Contact Information

Investors:	Media:
John G. Chironna	Paul Mason
Vice President, Investor Relations and Treasurer	Director, Corporate Communications
(704) 987-5231	(704) 987-5313

About MSC Industrial Supply Co. MSC Industrial Supply Co. (NYSE:MSM) is a leading North American distributor of metalworking and maintenance, repair, and operations (MRO) products and services. We help our customers drive greater productivity, profitability and growth with more than 1 million products, inventory management and other supply chain solutions, and deep expertise from over 75 years of working with customers across industries.

Our experienced team of more than 6,000 associates is dedicated to working side by side with our customers to help drive results for their businesses - from keeping operations running efficiently today to continuously rethinking, retooling, and optimizing for a more productive tomorrow.

For more information on MSC, please visit mscdirect.com.

# # #

Note Regarding Forward-Looking Statements:

Statements in this Press Release may constitute "forward-looking statements" under the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical fact, that address activities, events or developments that we expect, believe or anticipate will or may occur in the future, including statements about expected future results, expected benefits from our investment and strategic plans, and expected future margins, are forward-looking statements. Forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those anticipated by these forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. The inclusion of any statement in this release does not constitute an admission by MSC or any other person that the events or circumstances described in such statement are material. Factors that could cause actual results to differ materially from those in forward-looking statements include: general economic conditions in the markets in which we operate, worldwide economic, social, political, and regulatory conditions, including conditions that may result from legislative, regulatory and policy changes, changing customer and product mixes, competition, including the adoption by competitors of aggressive pricing strategies and sales methods, industry consolidation, volatility in commodity and energy prices, credit risk of our customers, risk of cancellation or rescheduling of orders, work stoppages or other business interruptions (including those due to extreme weather conditions) at transportation centers or shipping ports, financial restrictions on outstanding borrowings, dependence on our information systems and the risk of business disruptions arising from changes to our information systems, disruptions due to computer system or network failures, computer viruses, physical or electronics break-ins and cyber-attacks, the loss of key suppliers or supply chain disruptions, problems with successfully integrating acquired operations, opening or expanding our customer fulfillment centers exposes us to risks of delays, the risk of war, terrorism and similar hostilities, dependence on key personnel, goodwill and intangible assets recorded as a result of our acquisitions could be impaired, and the outcome of potential government or regulatory proceedings or future litigation relating to pending or future claims, inquiries or audits. Additional information concerning these and other risks is described under "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" in the reports on Forms 10-K and 10-Q that we file with the U.S. Securities and Exchange Commission. We assume no obligation to update any of these forward-looking statements.

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MSC INDUSTRIAL SUPPLY CO. REPORTS FISCAL 2017 THIRD QUARTER RESULTS

MSC INDUSTRIAL SUPPLY CO. AND SUBSIDIARIES

Condensed Consolidated Balance Sheets

(In thousands)

	June 3,	September 3,
	2017	2016
	(unaudited)
ASSETS
Current Assets:
Cash and cash equivalents	$27,578	$52,890
Accounts receivable, net of allowance for doubtful accounts	436,729	392,463
Inventories	466,478	444,221
Prepaid expenses and other current assets	49,692	45,290
Deferred income taxes	—	46,627
Total current assets	980,477	981,491
Property, plant and equipment, net	317,297	320,544
Goodwill	623,061	624,081
Identifiable intangibles, net	99,005	105,307
Other assets	31,203	33,528
Total assets	$2,051,043	$2,064,951

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current Liabilities:
Short-term debt	$314,171	$267,050
Accounts payable	112,160	110,601
Accrued liabilities	99,173	100,951
Total current liabilities	525,504	478,602
Long-term debt	200,976	339,772
Deferred income taxes and tax uncertainties	101,574	148,201
Total liabilities	828,054	966,575
Commitments and Contingencies
Shareholders’ Equity:
Preferred Stock	—	—
Class A common stock	53	53
Class B common stock	12	12
Additional paid-in capital	618,718	584,017
Retained earnings	1,133,785	1,040,148
Accumulated other comprehensive loss	(21,259)	(19,098)
Class A treasury stock, at cost	(508,320)	(506,756)
Total shareholders’ equity	1,222,989	1,098,376
Total liabilities and shareholders’ equity	$2,051,043	$2,064,951

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MSC INDUSTRIAL SUPPLY CO. REPORTS FISCAL 2017 THIRD QUARTER RESULTS

MSC INDUSTRIAL SUPPLY CO. AND SUBSIDIARIES

Condensed Consolidated Statements of Income

(In thousands, except per share data)

(Unaudited)

	Thirteen Weeks Ended		Thirty-Nine Weeks Ended
	June 3,	May 28,	June 3,	May 28,
	2017	2016	2017	2016
Net sales	$743,923	$727,495	$2,133,974	$2,118,431
Cost of goods sold	414,423	400,467	1,181,177	1,163,640
Gross profit	329,500	327,028	952,797	954,791
Operating expenses	227,724	221,244	673,776	678,077
Income from operations	101,776	105,784	279,021	276,714
Other (expense) income:
Interest expense	(3,361)	(1,204)	(9,245)	(4,055)
Interest income	169	164	496	491
Other (expense) income, net	(2)	110	(340)	912
Total other expense	(3,194)	(930)	(9,089)	(2,652)
Income before provision for income taxes	98,582	104,854	269,932	274,062
Provision for income taxes	35,746	40,038	99,249	104,692
Net income	$62,836	$64,816	$170,683	$169,370
Per Share Information:
Net income per common share:
Basic	$1.10	$1.06	$3.01	$2.76
Diluted	$1.09	$1.05	$2.98	$2.75
Weighted average shares used in computing net income per common share:
Basic	56,779	61,133	56,593	61,206
Diluted	57,264	61,369	57,028	61,364
Cash dividends declared per common share	$0.45	$0.43	$1.35	$1.29

MSC INDUSTRIAL SUPPLY CO. AND SUBSIDIARIES

Condensed Consolidated Statements of Comprehensive Income

(In thousands)

(Unaudited)

	Thirteen Weeks Ended		Thirty-Nine Weeks Ended
	June 3,	May 28,	June 3,	May 28,
	2017	2016	2017	2016
Net income, as reported	$62,836	$64,816	$170,683	$169,370
Foreign currency translation adjustments	87	2,556	(2,161)	(838)
Comprehensive income	$62,923	$67,372	$168,522	$168,532

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MSC INDUSTRIAL SUPPLY CO. REPORTS FISCAL 2017 THIRD QUARTER RESULTS

MSC INDUSTRIAL SUPPLY CO. AND SUBSIDIARIES

Condensed Consolidated Statements of Cash Flows

(In thousands)

(Unaudited)

	Thirty-Nine Weeks Ended
	June 3,	May 28,
	2017	2016
Cash Flows from Operating Activities:
Net income	$170,683	$169,370
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	46,737	53,343
Stock-based compensation	10,375	10,302
Loss on disposal of property, plant, and equipment	317	539
Provision for doubtful accounts	4,713	5,496
Deferred income taxes and tax uncertainties	—	(78)
Excess tax benefits from stock-based compensation	—	(630)
Write-off of deferred financing costs on previous credit facility	94	—
Changes in operating assets and liabilities:
Accounts receivable	(50,730)	1,990
Inventories	(22,834)	44,032
Prepaid expenses and other current assets	(4,547)	(348)
Other assets	2,259	2,892
Accounts payable and accrued liabilities	2,064	(1,086)
Total adjustments	(11,552)	116,452
Net cash provided by operating activities	159,131	285,822
Cash Flows from Investing Activities:
Expenditures for property, plant and equipment	(37,923)	(34,714)
Net cash used in investing activities	(37,923)	(34,714)
Cash Flows from Financing Activities:
Repurchases of common stock	(3,392)	(19,372)
Payments of cash dividends	(76,632)	(79,351)
Payments on capital lease and financing obligations	(904)	(600)
Excess tax benefits from stock-based compensation	—	630
Proceeds from sale of Class A common stock in connection with associate stock purchase plan	3,165	2,896
Proceeds from exercise of Class A common stock options	22,600	5,081
Borrowings under financing obligations	739	453
Borrowings under Credit Facility	439,000	88,000
Credit Facility financing costs	(1,542)	—
Payments of notes payable and revolving credit note under the Credit Facility	(529,500)	(254,750)
Net cash used in financing activities	(146,466)	(257,013)
Effect of foreign exchange rate changes on cash and cash equivalents	(54)	(34)
Net decrease in cash and cash equivalents	(25,312)	(5,939)
Cash and cash equivalents – beginning of year	52,890	38,267
Cash and cash equivalents – end of year	$27,578	$32,328
Supplemental Disclosure of Cash Flow Information:
Cash paid for income taxes	$91,711	$101,178
Cash paid for interest	$7,350	$3,878